Exhibit 99.2
BY FIRST CLASS MAIL
October 12, 2021

NOTICE OF “REDEMPTION FAIR MARKET VALUE”
TO THE HOLDERS OF PROTERRA INC
PUBLIC WARRANTS (CUSIP NO. 74374T117)
AND
PRIVATE WARRANTS
Reference is made to that certain Notice of Redemption (as defined below) under which Proterra Inc. (the “Company”) committed to inform registered holders of the Company’s Warrants (as defined below) of the following information on this date.
Background
On September 27, 2021, the Company issued a notice of redemption (the “Notice of Redemption”) indicating that the Company is redeeming, at 5:00 p.m. New York City time on October 27, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that are governed by the Amended and Restated Warrant Agreement, dated June 14, 2021, by and among the Company, Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent (the “Warrant Agreement”), at a redemption price of $0.10 per Public Warrant (the “Redemption Price”). In addition, the Company is redeeming all of its outstanding warrants to purchase shares of Common Stock that were previously issued pursuant to the Private Placement Warrants Purchase Agreement dated as of September 20, 2020 (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) and are also governed by the Warrant Agreement, at the Redemption Price and otherwise on the same terms as the outstanding Public Warrants.
Redemption Fair Market Value
The “Redemption Fair Mair Market Value” is determined in accordance with Section 6.2 of the Warrant Agreement based on the volume weighted average price of the shares of Common Stock for the 10 trading days immediately following the date on which notice of redemption is sent to registered holders of the Warrants.
Based on the date of the Company’s Notice of Redemption, the Redemption Fair Market Value is $9.8542.
Cash and Cashless Exercise of Warrants
The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Common Stock underlying such Warrants. Payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Common Stock or (ii) on a “cashless basis” in which the exercising holder will receive a number of shares of Common Stock determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the Redemption Fair Market Value.
In particular, should a holder elect to exercise Warrants on a “cashless basis,” such holder would receive a number of shares of Common Stock determined by reference to the table set forth in Section 6.2 of the Warrant Agreement.
Based on the Redemption Fair Market Value and number of months to the expiration of the Warrants, the number of shares of Common Stock to be issued for each Warrant that is exercised on a “cashless basis” is 0.253 shares.
Redemption of Warrants
Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price of $0.10 per Warrant.  For additional information, including information on how holders may exercise their Warrants, see the Notice of Redemption. For a copy of the Notice of Redemption, please visit the Company’s

Exhibit 99.2
investor relations website at https://ir.proterra.com. In addition, a copy of the Notice of Redemption was attached as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on September 27, 2021, and is available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.
* The CUSIP number appearing herein have been included solely for the convenience of the holders of the Public Warrants. Neither the Company nor Computershare shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Public Warrants or as indicated herein.
Questions Regarding Redemption
Questions regarding the redemption of the Warrants or the procedures therefor should be directed to the Company’s information agent, Georgeson, at 800-932-9864.